Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of SA Funds - Investment Trust


In planning and performing our audits of the financial statements of SA Global Fixed Income Fund formerly SA Fixed Income Fund,
 SA U.S. Market Fund, SA U.S. HBtM Fund,
 SA U.S. Small Company Fund, SA International HBtM Fund,
SA International Small Company Fund,
SA Real Estate Securities Fund, SA Emerging Markets Fund, and SA U.S. Fixed Income Fund constituting SA Funds
 Investment Trust, hereafter referred to as the Trust as of and for the period ended June 30, 2007, in accordance with the standards of the Public Company Accounting Oversight Board
United States, we considered the Trusts internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting.
Accordingly, we do not express an opinion on the effectiveness of the Trusts internal control over financial reporting.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required
 to assess the expected benefits and related costs of controls.
  A trusts internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a trusts assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the trusts ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the trusts annual or interim financial statements that is more than inconsequential will not be prevented or detected.
 A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts internal control over
 financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company
 Accounting Oversight Board United States.
 However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of June 30, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of SA Funds
 Investment Trust and the Securities and Exchange
 Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
San Francisco, California
August 24, 2007